APPOINTMENT AND AUTHORIZATION OF AGENTS
AND
POWER OF ATTORNEY

I.	Appointment and Authorization of Agents of Schrodinger Equity Holdings, LLC.

A.
David E. Shaw, acting for Schrodinger Equity Holdings, LLC (the “LLC”) in his capacity as Manager of the LLC pursuant to Section 6.02(a)(i) of the LLC’s Limited Liability Company Agreement (the “LLC Agreement”) hereby constitutes, designates and appoints Charles Ardai as the LLC’s authorized agent, to:

(i).
prepare, execute in the name and on  behalf of the LLC and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID (or any successor form), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the LLC to make electronic filings with the SEC of reports required by the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC;

(ii).
execute for and on behalf of the LLC any filings required under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act in connection with the LLC’s interests in Schrödinger, Inc., including without limitation Forms 3, 4 and 5, any filings made pursuant to Rule 144 promulgated under the Securities Act, and any filings made pursuant to Section 13(d) or 13(g) of the Exchange Act; and make any communications with Schrödinger, Inc. concerning Schrödinger, Inc.’s disclosures pursuant to the Securities Act or the Exchange Act regarding the LLC’s interests in Schrödinger, Inc.;

(iii).
do and perform any and all acts for and on behalf of the LLC which may be necessary or desirable to complete and execute any filings required under the Securities Act or the Exchange Act in connection with the undersigned’s interests in Schrödinger, Inc.; complete and execute any amendment or amendments thereto; timely file such filings with the SEC and any stock exchange or similar authority; and make any communications with Schrödinger, Inc. concerning Schrödinger, Inc.’s disclosures pursuant to the Securities Act or the Exchange Act regarding the LLC’s interests in Schrödinger, Inc; and

(iv).
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such authorized agent, may be of benefit to, in the best interest of, or legally required of, the LLC, it being understood that the documents executed by such authorized agent on behalf of the LLC pursuant to this appointment and authorization shall be in such form and shall contain such terms and conditions as such authorized agent may approve in such authorized agent’s discretion.

B.
David E. Shaw, acting for the LLC in his capacity as Manager of the LLC pursuant to Section 6.02(a)(i) of the LLC Agreement, hereby constitutes, designates and appoints Michael Nowicki and Bryant Park of the law firm Skadden, Arps, Slate, Meagher & Flom LLP, so long as they are employed by that firm, as the LLC’s authorized agents, each with full power to act alone and without the other, to:

(i).
prepare, execute in the name and on behalf of the LLC, and submit to the SEC a Form ID (or any successor form), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the LLC to make electronic filings with the SEC of reports required by the Exchange Act or any rule or regulation of the SEC; and

(ii).
subject to the prior approval of Charles Ardai in each instance, take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such authorized agent, may be of benefit to, in the best interest of, or legally required of, the LLC, it being understood that the documents executed by such authorized agent for and on behalf of the LLC shall be in such form and shall contain such terms and conditions as such authorized agent may approve in such authorized agent’s discretion subject to the aforementioned approval by Charles Ardai.

II.	Power of Attorney.

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned David E. Shaw hereby constitutes, designates and appoints Charles Ardai as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and full power to act alone, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

A.
execute for and on behalf of the undersigned any filings required under the Securities Act or the Exchange Act in connection with the undersigned’s interests in Schrödinger, Inc., including without limitation Forms 3, 4 and 5, any filings made pursuant to Rule 144 promulgated under the Securities Act, and any filings made pursuant to Section 13(d) or 13(g) of the Exchange Act; and make any communications with Schrödinger, Inc. concerning Schrödinger, Inc.’s disclosures pursuant to the Securities Act or the Exchange Act regarding the undersigned’s interests in Schrödinger, Inc.;

B.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any filings required under the Securities Act or the Exchange Act in connection with the undersigned’s interests in Schrödinger, Inc.; complete and execute any amendment or amendments thereto; timely file such filings with the SEC and any stock exchange or similar authority; and make any communications with Schrödinger, Inc. concerning his disclosures pursuant to the Securities Act or the Exchange Act regarding the undersigned’s interests in Schrödinger, Inc; and

C.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Appointment and Authorization of Agents and Power of Attorney shall remain in full force and effect in each case until revoked by the LLC or the undersigned (as applicable) in a signed writing delivered to the foregoing agents and attorney-in-fact (as applicable).

[Signature Page Follows]

                  IN WITNESS WHEREOF, this instrument has been executed as of the 29th day of January, 2020.
SCHRODINGER EQUITY HOLDINGS, LLC

By:	/s/ David E. Shaw
Name:	David E. Shaw
Title:	Manager

DAVID E. SHAW

/s/ David E. Shaw